DALE MATHESON
CARR-HILTON LABONTE LLP
DMCL CHARTERED ACCOUNTANTS

Partnership of:
Vancouver: Robert J. Burkart, Inc. · James F. Carr-Hilton Ltd. · Kenneth P. Chong Inc. · Alvin F. Dale Ltd. · Barry S. Hartley, Inc. · Reginald J. LaBonte Ltd. · Robert J. Matheson, Inc. · Rakesh I. Patel Inc. · F.M. Yada FCA Inc.
South Surrey: Michael K. Braun Inc. · Peter J. Donaldson, Inc.
Port Coquitlam: Wilfred A. Jacobson Inc. · G.D. Lee Inc. · Fraser G. Ross, Ltd. · Brian A. Shaw Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our Report dated March 11, 2011, relating to the consolidated financial statements of Viscount Systems, Inc., appearing in the Annual Report on Form 10-K for the years ended December 31, 2010 and 2009.

DMCL

Vancouver, B.C.
April 28, 2011

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 • Fax: 604 689 2778 - Main Reception
South Surrey Suite 301 - 1656 Martin Drive, White Rock, B.C., Canada V4A 6E7, Tel: 604 531 1154 • Fax: 604 538 2613
Port Coquitlam Suite 700 - 2755 Lougheed Highway, Port Coquitlam, B.C., Canada V3B 5Y9, Tel: 604 941 8266 • Fax: 604 941 0971